Filed Pursuant to Rule 424(b)(3)
Registration No. 333-176604

PREFERRED APARTMENT COMMUNITIES, INC.

SUPPLEMENT NO. 1, DATED MAY 3, 2012,
TO THE PROSPECTUS, DATED NOVEMBER 18, 2011

This prospectus supplement (this “Supplement No. 1”) is part of the prospectus of Preferred Apartment Communities, Inc. (the “Company”), dated November 18, 2011 (the “Prospectus”). This Supplement No. 1 should be read, and will be delivered, with the Prospectus.

The purpose of this Supplement No. 1 is to:

•	disclose updated operating information, including the status of the offering, the Units currently available for sale, the status of distributions, the status of fees paid to the Company’s manager, and the Company’s real estate investment summary;
•	revise disclosure relating to the subscription procedures, including the elimination of the escrowing of money for settlements through the Depository Trust Company with respect to subscriptions for the Units;
•	update the number of shares authorized under the Company’s charter;
•	update the time up to which the warrants may be exercised;
•	disclose the Company’s entrance into an amended and restated warrant agreement;
•	update information with respect to the Company’s directors disclosed in its charter;
•	update certain information with respect to the agreement of limited partnership of the Company’s operating partnership;
•	update certain information with respect to sales of Units to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature;
•	update Appendix B — form of Subscription Agreement; and
•	add Appendix C — form of Depository Trust Company Settlement Subscription Agreement.

PREFERRED APARTMENT COMMUNITIES, INC.

	Supplement No. 1 Page No.	Prospectus Page No.
OPERATING INFORMATION	S-1	N/A
Status of the Offering	S-1	N/A
Units Currently Available for Sale	S-1	N/A
Status of Distributions	S-1	N/A
Status of Fees Paid	S-2	N/A
Real Estate Investment Summary	S-2	N/A

PROSPECTUS UPDATES	S-3	N/A
Summary Risk Factors	S-3	Cover Page, 5
Settlement Methods; Escrow Changes	S-3	Cover Page
Secondary Investment Strategy	S-3	1, 74, 95, F-6, F-35
Our Investment Strategy	S-3	3, 101, 103
Risk Factors	S-4	28, 31
Distribution Policy	S-4	18, 69
Management’s Discussion and Analysis of Financial Condition and Results of Operations	S-6	78, 83, 85
Description of Securities	S-7	151, 155
Summary of Our Organizational Documents	S-7	164
Summary of Our Operating Partnership Agreement	S-7	168, 174
Plan of Distribution	S-8	204 – 205
Incorporation of Certain Information by Reference	S-10	207
Appendix B — Form of Direct Registration System Settlement Subscription Agreement	B-1	B-1 – B-12
Appendix C — Form of Depository Trust Company Settlement Agreement	C-1	N/A

i

OPERATING INFORMATION

Status of the Offering

We commenced our reasonable best efforts public offering of up to 150,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one detachable warrant to purchase 20 shares of the our Common Stock, on November 18, 2011. On March 30, 2012, we satisfied the escrow conditions of our public offering. On such date, we received and accepted aggregate subscriptions in excess of $2.0 million and issued 2,155 shares of Series A Redeemable Preferred Stock and 2,155 warrants to our new Series A Redeemable Preferred Stock stockholders.

We will offer Units until December 31, 2012, which may be extended through December 31, 2013, in our sole discretion, provided that the offering will be terminated if all the 150,000 Units are sold before such date.

On May 2, 2012, the last reported sale price of our common stock on the NYSE AMEX was $7.96 per share.

Units Currently Available for Sale

As of April 13, 2012, there were 2,155 shares of Series A Redeemable Preferred Stock and 2,155 warrants outstanding. As of April 13, 2012, there were 147,845 shares of Series A Redeemable Preferred Stock and 147,845 warrants available for sale.

Status of Distributions

In order to obtain and maintain our status as a real estate investment trust for U.S. federal income tax purposes, or REIT, we must comply with a number of organizational and operating requirements, including a requirement to distribute 90% of our annual REIT taxable income to our stockholders. As a REIT, we generally will not be subject to federal income taxes on the taxable income we distribute to our stockholders. Generally, our objective is to meet our short-term liquidity requirement of funding the payment of our quarterly Common Stock dividends to stockholders, as well as monthly dividends to holders of our Series A Redeemable Preferred Stock, through net cash generated from operating results.

For the 12-month period ended December 31, 2011, our dividend and cash-generating activity was:

Three month period ended	Dividend per share of Common Stock	Dividends paid	Cash flow from operations
3/31/2011	$—	$—	$(122,686)
6/30/2011	0.125	646,487	(697,122)
9/30/2011	0.125	646,675	553,596
12/31/2011	0.125	646,916	794,172
	$0.375	$1,940,078	$527,960

We commenced business operations on April 5, 2011 and acquired three multifamily communities and a real estate loan during the second quarter of 2011. Our first full quarter of operations was the three-month period ended September 30, 2011. As shown above, our cash flow from operations for the twelve-month period ended December 31, 2011 was approximately $528,000, a shortfall of approximately $1.4 million, or 72.8%, to our dividends paid of $1,940,078 during such period. Funds from operations, or FFO, for fiscal 2011 were $(275,795). The shortfall of these measures to dividends declared and paid was substantially due to the incurrence of approximately $1.7 million in acquisition costs related to the three multifamily communities that we acquired.

Since these acquisition costs were funded from the proceeds of our initial public offering, including the underwriters’ exercise of their overallotment option, we adjusted FFO for these costs as well as other nonrecurring and/or non-cash costs to arrive at adjusted FFO, or AFFO, which has recently become our primary internal measure of operating performance. AFFO is not a U.S. generally accepted accounting principle, or GAAP, measure and is most closely related to net income or loss attributable to common stockholders under GAAP. We believe that AFFO is useful to investors as a supplemental guage of our operating performance and is useful in comparing our operating performance with the operating performance of other real estate companies that are not as involved in ongoing acquisition activities. See the section of the Prospectus entitled “Management’s Discussion and Analysis of Financial Condition and of Operations — Results of Operations” for definitions of non-GAAP measures presented in the Prospectus, as well as a reconciliation of FFO and AFFO to net loss attributable to the Company.

On February 2, 2012, our board of directors approved, and we declared, a quarterly Common Stock dividend of $0.13 per share, an increase of 4% from the previous quarter, which was paid on April 16, 2012 to stockholders of record on March 30, 2012. For the remainder of 2012, we currently expect to maintain a quarterly dividend payment to holders of our Common Stock of $0.13 per share. On April 13, 2012, our board of directors approved, and we declared, a dividend of $5.33 per share of Series A Redeemable Preferred Stock payable to stockholders of record on April 30, 2012, comprised of $5.00 per share for the month of April 2012 and $0.33 per share prorated from the initial issuance of shares of Series A Redeemable Preferred Stock on March 30, 2012 through the end of March 2012. Our board of directors will review the Common Stock dividend quarterly, and there can be no assurance that the current Common Stock dividend level will be maintained. Our board of directors will review the Series A Preferred Stock dividend monthly to determine whether we have funds legally available for the payment of such dividends in cash, and there can be no assurance that the Series A Preferred Stock dividend will be paid in cash consistently. Dividends can be paid as a combination of cash and stock in order to satisfy the annual distribution requirements applicable to REITs.

Status of Fees Paid

Through April 10, 2012, we have incurred approximately $1.6 million for organization and offering expenses related to our offering of Units and for the year to date through March 31, 2012, we have paid our manager approximately $100,000 for property management fees, $128,000 for asset management fees, and $53,000 for general and administrative fees.

Real Estate Investment Summary

As of the date of this Supplement No. 1, we have not made any additional real estate investments not disclosed in the Prospectus.

PROSPECTUS UPDATES

Summary Risk Factors

The following disclosure replaces in its entirety the following: (i) the fourth bullet point on the cover of the Prospectus; and (ii) the fourth bullet point on page 5 of the Prospectus.

“• We paid aggregate dividends for the 12-month period ended December 31, 2011 of $0.375 per share of Common Stock, and our cash flow from operations was insufficient to fully fund such aggregate dividends.”

Settlement Methods; Escrow Changes

The following disclosure replaces in its entirety the penultimate paragraph on the cover page of the Prospectus.

“We will sell Units through the following settlement methods: Direct Registration System settlement, or DRS Settlement; or Depository Trust Company, or DTC, settlement, or DTC Settlement. We will deposit all subscription agreements and, in connection with DRS Settlement subscriptions only, subscription payments which will be held in trust for the subscriber’s benefit pending release to us as described herein, in an escrow account held by the escrow agent, UMB Bank N.A. Subscription payments for the sale of Units through DTC Settlement will not be held in escrow; instead, such subscription payments will be made by delivery on the closing date for the purchase of such Units by the subscriber in connection with “delivery versus payment” transactions processed by our dealer manager and the subscriber’s registered representative.”

Secondary Investment Strategy

The following disclosure replaces in its entirety the following sentences in the Prospectus: (i) the third sentence in the first paragraph under the section entitled “Prospectus Summary — Our Company” on page 1 of the Prospectus; (ii) the second sentence in the first paragraph under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation — Overview” on page 74 of the Prospectus; (iii) the third sentence in the first paragraph under the section entitled “Business — Our Company” on page 95 of the Prospectus; (iv) the fourth sentence in the first paragraph under note 1 to the Notes to Consolidated Financial Statements, September 30, 2011, on page F-6 of the Prospectus; and (v) the third sentence in the second paragraph under note 1 to the Notes to Unaudited Pro Forma Consolidated Statements of Operations on page F-35 of the Prospectus.

“As a secondary strategy, we also may acquire senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us.”

Our Investment Strategy

The following disclosure replaces in its entirety the following: (i) the second bullet point under “Our Investment Strategy” on pages 3 and 101 of the Prospectus; and (ii) the fifth bullet point under the second paragraph on page 103 of the Prospectus.

“• multifamily properties which we believe will generate sustainable cash flow from operations sufficient to allow us to cover the dividends that we expect to declare and pay and which we believe will have the potential for capital appreciation;”

Risk Factors

The following disclosure replaces in its entirety the risk factor on page 28 of the Prospectus under the heading “Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.”

“Distributions paid from sources other than our cash flow from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute your interests in us, which may adversely affect our ability to fund future distributions with cash flow from operations and may adversely affect your overall return.

Holders of Series A Redeemable Preferred Stock are entitled to receive, when, and as authorized by our board of directors and declared by us out of legally available funds, cumulative cash dividends on each share of Series A Redeemable Preferred Stock at an annual rate of six percent (6%) of the Stated Value. Dividends on shares of the Series A Redeemable Preferred Stock will begin accruing on the date of their issuance. On April 13, 2012, we declared a dividend of $5.33 per share of Series A Redeemable Preferred Stock payable to stockholders of record on April 30, 2012, comprised of $5.00 per share for the month of April 2012 and $0.33 per share prorated from the initial issuance of shares of Series A Redeemable Preferred Stock on March 30, 2012 through the end of March 2012. We expect to continue to authorize and declare dividends on the shares of Series A Redeemable Preferred Stock on a monthly basis, unless our results of operations, our general financing conditions, general economic conditions, applicable provisions of Maryland law or other factors make it imprudent to do so, which generally will be payable on or around the 20th day of the month following the month for which the dividend was declared. The timing and amount of such dividends will be determined by our board of directors, in its sole discretion, and may vary from time to time.

On May 5, 2011, we declared a quarterly cash dividend to our common stockholders of record as of June 30, 2011, that was paid on July 15, 2011, in the amount of $0.125 per share of common stock, totaling approximately $646,487. On August 4, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on October 17, 2011 to all common stockholders of record as of September 30, 2011, totaling $646,675. On November 10, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on January 17, 2012 to all common stockholders of record as of December 30, 2011, totaling $646,916. On February 2, 2012, we declared a quarterly cash dividend to our common stockholders of record as of March 30, 2012, that was paid on April 16, 2012, in the amount of $0.13 per share of common stock, totaling $673,181.

For the twelve-month period ended December 31, 2011, our cash flow from operations of approximately $528,000 was a shortfall of approximately $1.4 million, or 72.8%, to our dividends paid of $1,940,078 paid during such period. The shortfall of cash flow from operations to dividends declared and paid was substantially due to the incurrence of approximately $1.7 million in acquisition costs related to the three multifamily communities that we acquired.

As mentioned above, we have paid distributions from sources other than from our cash flow from operations. Until we acquire additional properties or other real estate-related investments, we may not generate sufficient cash flow from operations to pay distributions. Our inability to acquire additional properties or other real estate-related investments may result in a lower return on your investment than you expect. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, the sale of additional securities, advances from our manager, our manager’s deferral, suspension and/or waiver of its fees and expense reimbursements, to fund distributions, we may use the proceeds from this offering. Moreover, our board of directors may change our distribution policy, in its sole discretion, at any time. Distributions made from offering proceeds are a return of capital to stockholders, from which we will have already paid offering expenses in connection with this offering. We have not established any limit on the amount of proceeds from this offering that may be used to fund distributions, except that, in accordance with our organizational documents and Maryland law, we may not make distributions that would: (1) cause us to be unable to pay our debts as they become due in the usual course of business; (2) cause our total assets to be less than the sum of our total liabilities plus senior liquidation preferences, if any; or (3) jeopardize our ability to qualify as a REIT.

If we fund distributions from the proceeds of this offering, we will have less funds available for acquiring properties or real estate-related investments. As a result, the return you realize on your investment may be reduced. Funding distributions from borrowings could restrict the amount we can borrow for investments, which may affect our profitability. Funding distributions with the sale of assets or the proceeds of this offering may affect our ability to generate cash flows. Funding distributions from the sale of additional securities could dilute your interest in us if we sell shares of our common stock or securities convertible or exercisable into shares of our common stock to third party investors. Payment of distributions from the mentioned sources could restrict our ability to generate sufficient cash flow from operations, affect our profitability and/or affect the distributions payable to you upon a liquidity event, any or all of which may have an adverse effect on your investment.”

The following risk factor is added on page 31 of the Prospectus immediately preceding “Risk Factors — Risks Related to Our Organization, Structure and Management.”

“If any of our public communication are held to be in violation of federal securities laws relating to public communications, we could be subject to potential liability. Investors in this offering should rely only on the statements made in this prospectus, as supplemented to date, in determining whether to purchase Units.

From time to time, we or our representatives make public statements relating to our business and its prospects. Such communications are subject to federal securities laws. If any of our public communications are held by a court to be in violation of Section 5 of the Securities Act and a claim for damages is brought against us in connection therewith by one or more of our stockholders that purchased Units on the basis of such communications before receiving a copy of this prospectus, as supplemented to date, and potentially other stockholders, we could be subject to liability in connection with the Units we sold such persons during such period. Such stockholders would have a period of 12 months following the date of any violation determined by a court to have occurred to bring a Section 5 claim. Our liability in a Section 5 claim could include statutory interest from the date of such stockholder’s purchase, in addition to possibly other damages determined by a court. In the event that any of our communications are claimed to have been made in violation of Section 5 of the Securities Act, we expect that we would vigorously contest such claim. Nevertheless, we could not give any assurance as to any court’s ultimate determination with respect to any such claim. Accordingly, there is a risk that we could be subject to potential liability with respect to any Section 5 claim brought against us, and such liability may adversely affect our operating results or financial position.”

Distribution Policy

The following disclosure replaces in its entirety the following: (i) the first paragraph under “Distribution Policy” on page 18 of the Prospectus and (ii) the second paragraph under “Distribution Policy” on page 69 of the Prospectus.

“We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend to pay, over time, quarterly dividends in an amount equal to 100% of our net taxable income. On May 5, 2011, we declared a quarterly cash dividend to our common stockholders of record as of June 30, 2011, that was paid on July 15, 2011, in the amount of $0.125 per share of common stock, totaling approximately $646,487. On August 4, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on October 17, 2011 to all common stockholders of record as of September 30, 2011, totaling $646,675. On November 10, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on January 17, 2012 to all common stockholders of record as of December 30, 2011, totaling $646,916. On February 2, 2012, we declared a quarterly cash dividend of $0.13 per share, which was paid on April 16, 2012 to all common stockholders of record as of March 30, 2012, totaling $673,181.

For the twelve-month period ended December 31, 2011, our cash flow from operations of approximately $528,000 was a shortfall of approximately $1.4 million, or 72.8%, to our dividends paid of $1,940,078 during such period. The shortfall of cash flow from operations to dividends declared and paid was substantially due to the incurrence of approximately $1.7 million in acquisition costs related to the three multifamily communities that we acquired in the second quarter of 2011. Subject to significant acquisition expenses, we currently anticipate that cash flow from operations with be sufficient to fund the dividend payments to our stockholders in 2012. Although not currently anticipated, if our board of directors determines to authorize distributions in excess of the income or cash flow generated from our target assets, we may make such distributions from the proceeds of this or future offerings of equity or debt securities or other forms of debt financing or the sale of our assets.”

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

The following disclosure replaces in its entirety the last paragraph under “Results of Operations – Overview” on page 78 of the Prospectus.

“Adjusted Funds from Operations, or AFFO, for the three-month and twelve-month periods ended December 31, 2011 were approximately $778,000 and $1,871,000, respectively. On May 5, 2011, we declared a quarterly cash dividend to our common stockholders of record as of June 30, 2011, that was paid on July 15, 2011, in the amount of $0.125 per share of common stock, totaling approximately $646,487. On August 4, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on October 17, 2011 to all common stockholders of record as of September 30, 2011, totaling $646,675. On November 10, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on January 17, 2012 to all common stockholders of record as of December 30, 2011, totaling $646,916. On February 2, 2012, we declared a quarterly cash dividend of $0.13 per share, which was paid on April 16, 2012 to all common stockholders of record as of March 30, 2012, totaling $673,181. We currently expect that cash flow from operations for the first quarter of 2012 will be sufficient to fund our first quarter 2012 dividend.”

Cash Available For Distribution

The heading “Cash available for Distribution (“CAD”)” on page 83 of the Prospectus and the first paragraph following the heading are deleted in their entirety.

The following heading replaces in its entirety the heading to the table that appears on page 83 of the Prospectus.

“Reconciliation of Funds From Operations and Adjusted Funds From Operations to Net Loss Attributable to the Company”

The following rows contained in the table on page 83 of the Prospectus are deleted in their entirety: (i) “AFFO per share- basic and diluted”; (ii) “Less: REIT establishment costs”; (iii) “Cash available for distribution”; and (iv) “CAD per share – basic and diluted”.

Distributions

The following disclosure replaces in its entirety the first paragraph under “Distributions” on page 85 of the Prospectus.

“On May 5, 2011, we declared a quarterly cash dividend to our common stockholders of record as of June 30, 2011, that was paid on July 15, 2011, in the amount of $0.125 per share of common stock, totaling approximately $646,487. On August 4, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on October 17, 2011 to all common stockholders of record as of September 30, 2011, totaling $646,675. On November 10, 2011, we declared a quarterly cash dividend of $0.125 per share, which was paid on January 17, 2012 to all common stockholders of record as of December 30, 2011, totaling $646,916. On February 2, 2012, we declared a quarterly cash dividend of $0.13 per share, which was paid on April 16, 2012 to all common stockholders of record as of March 30, 2012, totaling $673,181. We expect to use net cash flow from operations to fund the dividend payments to holders of Common Stock. If net cash flow from operations is not sufficient to meet its anticipated dividend payment rate, we would need to use our working capital and dividend reserve to fund dividend payments. Our Board of Directors will review the dividend on the Common Stock quarterly, and there can be no assurance that the current dividend level will be maintained. Our board of directors will review the Series A Preferred Stock dividend monthly to determine whether we have funds legally available for the payment of such dividends in cash, and there can be no assurance that the

Series A Preferred Stock dividend will be paid in cash consistently. Dividends can be paid as a combination of cash and stock in order to satisfy the annual distribution requirements applicable to REITs. We expect that net cash flow from operations will be sufficient to meet the dividend requirements necessary to maintain our REIT status under the Internal Revenue Code of 1986, as amended. In addition, we currently expect that cash flow from operations for the first quarter of 2012 will be sufficient to fund our first quarter 2012 dividend.”

Description of Securities

The following disclosure replaces the first sentence of the second paragraph under the section entitled “Description of Securities — General” on page 151 of the Prospectus.

“Our charter authorizes us to issue up to 400,066,666 shares of common stock, $0.01 par value per share, and 15,000,000 shares of undesignated preferred stock, $0.01 par value per share.”

The following disclosure replaces the first three paragraphs under the section entitled “Description of Securities — Common Stock Warrants” on page 155 of the Prospectus.

“The following is a brief summary of the Warrants and is subject to, and qualified in its entirety by, the terms set forth in the amended and restated warrant agreement and global warrant certificate filed with the SEC as exhibits to the registration statement, of which this prospectus is a part.

Amended and Restated Warrant Agreement.  The Warrants to be issued in this offering will be governed by an amended and restated warrant agreement, or the Warrant Agreement, between us and Computershare Trust Company, N.A., as agent for our company in respect of the Warrants. The Warrants shall be issued by “book-entry only” form to the DTC and evidenced by one or more global warrants. Those investors who own beneficial interests in a global warrant do so through participants in DTC’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of DTC and its participants. The Warrants may be exercised by notifying a broker who is a DTC participant prior to the expiration of such Warrants and providing payment of the exercise price for the shares of our common stock for which such warrants are being exercised. The foregoing description of the terms of the Warrant Agreement is subject to the detailed provisions of the Warrant Agreement.

Exercisability.  Holders may exercise the Warrants at any time beginning one year from the date of issuance up to 5:00 p.m., New York time, on the date that is four years after the date of issuance. The Warrants are exercisable, at the option of each holder, in whole, but not in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise in the circumstances discussed below). Each Warrant is exercisable for 20 shares of our common stock (subject to adjustment, as discussed below). The holder of Warrants does not have the right to exercise any portion of the Warrant if the holder would beneficially own in excess of 9.8% in value of the shares of our capital stock outstanding or in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the shares of our common stock outstanding immediately after giving effect to such exercise.”

Summary of Our Organizational Documents

The following disclosure replaces the first paragraph under the section entitled “Summary of Our Organizational Documents — Board of Directors” on page 164 of the Prospectus.

“Under our organizational documents, we must have at least two but not more than ten directors. A director may resign at any time. A director may be removed from office with or without cause by the affirmative vote of the holders of not less than 66-2/3% of the total voting power of all outstanding common stock of the Company. A vacancy on the board caused by the death, removal or resignation of a director or by an increase in the number of directors, within the limits described above, may be filled by the vote of a majority of the remaining directors whether or not the voting directors constitute a quorum.”

Summary of Our Operating Partnership Agreement

The following disclosure replaces the third paragraph under the section entitled “Summary of Our Partnership Agreement — Description of Partnership Units — Limited Partnership Units Generally” beginning on page 168 of the Prospectus.

“Distributions on the Series A Redeemable Preferred Units, each Class A Unit and each Class B Unit (and GP Unit) are as set forth in the operating partnership agreement. See the section entitled “— Distributions” below for a detailed discussion on this subject. In addition, a portion of the items of income, gain, loss and deduction of the operating partnership for U.S. federal income tax purposes may be allocated to a limited partnership unit, regardless of whether any distributions are made by the operating partnership. See the section entitled “Material U.S. Federal Income Tax Considerations — Tax Aspects of Investments in Partnerships” included elsewhere in this prospectus for a description of the manner in which income, gain, loss and deductions are allocated under the operating partnership agreement. As general partner, we may amend the allocation and distribution sections of the operating partnership agreement to reflect the issuance of additional units and classes of units without the consent of the limited partners.”

The following disclosure replaces the fourth paragraph under the section entitled “Summary of Our Partnership Agreement — Distributions” on page 174 of the Prospectus.

“The return calculation described above applies to all distributions received and not just distributions of net sale proceeds. Achievement of a particular threshold, therefore, is determined with reference to all prior distributions made by our operating partnership to any limited partners, and to us, which we may then distribute to our stockholders.”

The following disclosure replaces the second bullet point of the second paragraph under the section entitled “Summary of Our Partnership Agreement — Allocations” on page 174 of the Prospectus.

•	“thereafter, in such a manner that the capital accounts of each partner, immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such partner if the operating partnership were dissolved, its affairs wound up and its assets were sold for cash, all operating partnership liabilities were satisfied, and the net assets of the operating partnership were distributed to the partners immediately after making such allocation, minus (ii) such partner’s share of partnership minimum gain, partner nonrecourse debt minimum gain and any amount the partner would be required to contribute to partnership capital, all computed immediately prior to such hypothetical sale of assets.”

Plan of Distribution

The following disclosure replaces in its entirety the third paragraph under the section entitled “Plan of Distribution — General” on page 203 of the Prospectus.

“We will sell Units through the following settlement methods: DRS Settlement; or DTC Settlement. We will deposit all subscription agreements and, in connection with DRS Settlement subscriptions only, subscription payments which will be held in trust for the subscriber’s benefit pending release to us as described herein, in an escrow account held by the escrow agent, UMB Bank N.A. Subscription payments for the sale of Units through DTC Settlement will not be held in escrow; instead, such subscription payments will be made by delivery on the closing date for the purchase of such Units by the subscriber in connection with “delivery versus payment” transactions processed by our dealer manager and the subscriber’s registered representative. See “— Subscription Procedures” for a description of the subscription procedures with respect to each of these settlement methods.”

The following disclosure is added as a new paragraph at the end of the section entitled “Plan of Distribution — Compensation of Dealer Manager and Participating Broker-Dealers” on page 204 of the Prospectus.

“We will not pay any selling commissions, but will pay dealer manager fees, in connection with the sale of Units to investors whose contracts for investment advisory and related brokerage services include a fixed or “wrap” fee feature. Investors may agree with their participating brokers to reduce the amount of selling commissions payable with respect to the sale of their Units down to zero (i) if the investor has engaged the services of a registered investment advisor or other financial advisor who will be paid compensation for investment advisory services or other financial or investment advice, or (ii) if the investor is investing through a bank trust account with respect to which the investor has delegated the decision-making authority for investments made through the account to a bank trust department. The net proceeds to us will not be affected by reducing the commissions payable in connection with such sales. Neither our dealer manager nor its affiliates will directly or indirectly compensate any person engaged as an investment advisor or a bank trust department by a potential investor as an inducement for such investment advisor or bank trust department to advise favorably for an investment in Units.”

The following disclosure replaces in its entirety the disclosure under the heading “Plan of Distribution —  Subscription Procedures” on page 205 of the Prospectus.

“Subscription Procedures

You have the option to decide whether to use DRS Settlement or DTC Settlement to purchase Units in this offering. If you elect to use DRS Settlement, you should complete and sign the Direct Registration System Settlement Subscription Agreement similar to the one incorporated in this prospectus as Appendix B, which is available from your registered representative and which will be delivered to the escrow agent. In connection with a DRS Settlement subscription, you should pay the full purchase price of the Units to the escrow agent as set forth in the subscription agreement. Subscribers may not withdraw funds from the escrow account. If you elect to use DTC Settlement, you can: (i) complete and sign the Depository Trust Company Settlement Subscription Agreement similar to the one incorporated in this prospectus as Appendix C, which is available from your registered representative and which will be delivered to the escrow agent; or (ii) place an order for the purchase of Units through your registered representative. In connection with a DTC Settlement, you should coordinate with your registered representative to pay the full purchase price of the Units. Subscriptions will be effective upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Irrespective of whether you subscribe for Units using DRS Settlement or DTC Settlement, by accepting Units you will be deemed to have accepted the terms of our charter.

Subject to compliance with Rule 15c2-4 of the Exchange Act, in connection with DRS Settlement subscriptions, our dealer manager or the broker-dealers participating in the offering promptly will deposit any checks received from subscribers in an escrow account maintained by UMB Bank N.A. on the next business day following receipt of the subscriber’s subscription documents and check. In certain circumstances where the subscription review procedures are more lengthy than customary or pursuant to a participating broker-dealer’s internal supervising review procedures, a subscriber’s check will be transmitted by the end of the next business day following receipt by the review office of the dealer, which will then be promptly deposited by the end of the next business day following receipt by the review office. Any subscription payments received by the escrow agent will be deposited into a special non-interest bearing account in our name until such time as we have accepted or rejected the subscription and will be held in trust for your benefit, pending our acceptance of your subscription. Subscriptions will be accepted or rejected within 10 business days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted, the funds will be transferred into our general account on our next closing date. You will receive a confirmation of your purchase. We generally will admit stockholders on a monthly basis.

Subscription payments for the sale of Units through DTC Settlement will not be held in escrow; instead, such subscription payments will be made by delivery on the closing date for the purchase of such Units by the subscriber in connection with “delivery versus payment” transactions processed by our dealer manager and the subscriber’s registered representative.

Each participating dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for your portfolio. However, you are required to represent and warrant in the subscription agreement or, if placing an order through your registered representative not through a subscription agreement in connection with a DTC Settlement subscription, to the registered representative, that you have received a copy of this prospectus and have had sufficient time to review this prospectus. International Assets Advisory, LLC and each participating broker-dealer shall maintain records of the information used to determine that an investment in the Units is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.”

The disclosure under the heading “Plan of Distribution — Minimum Offering” on page 205 of the Prospectus is deleted in its entirety.

Incorporation of Certain Information by Reference

The following section is added following the section entitled “Where you can Find Additional Information” on page 207 of the Prospectus.”

“INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the SEC on March 15, 2012;
•	Current Report on Form 8-K filed with the SEC on April 2, 2012; and
•	Definitive Proxy Statement in respect of our 2012 meeting of stockholders filed with the SEC on March 23, 2012.

The section entitled “Where you can Find Additional Information” above describes how you can obtain or access any documents that we have incorporated by reference herein. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.”

Appendix B — Form of Direct Registration System Settlement Subscription Agreement

The form of Subscription Agreement contained on pages B-1 to B-12 of the Prospectus is hereby replaced in its entirety with the revised form of Direct Registration System Settlement Subscription Agreement attached to this Supplement No. 1 as Appendix B. The form of Direct Registration System Settlement Subscription Agreement supersedes and replaces the form of Subscription Agreement contained in the Prospectus.

Appendix C — Form of Depository Trust Company Settlement Subscription Agreement

The form of Depository Trust Company Settlement Subscription Agreement attached to this Supplement No. 1 as Appendix C is added to the Prospectus.

PREFERRED APARTMENT COMMUNITIES, INC.

Series A Redeemable Preferred Stock and Warrant

SUBSCRIPTION AGREEMENT

DIRECT REGISTRATION SYSTEM (“DRS”) SETTLEMENT

PREFERRED APARTMENT COMMUNITIES, INC.

INSTRUCTION PAGE

We, Preferred Apartment Communities, Inc., are selling up to a maximum of 150,000 Units ($150,000,000) in connection with this offering (the “Offering”).

Funds in the escrow account will be held in a non-interest bearing account.

Your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents, along with your check payable to “UMB Bank N.A., Escrow Agent for Preferred Apartment Communities, Inc.” to UMB Bank, National Association at the following address or with a wire using the following instructions:

Address: UMB Bank, National Association 1010 Grand Boulevard, 4th Floor Mail Stop: 1020409 Kansas City, Missouri 64106 Attention: Lara Stevens, Corporate Trust Phone: (816) 860-3017 Fax: (816) 860-3029	Wire Instructions: UMB Bank, N.A. ABA No: 101000695 Acct No: 9800006823 Acct Name: Trust Clearance Reference: 138242 Preferred Apt Communities Attn: Lara Stevens

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Instructions to Subscribers

Section 1: Indicate investment amount (Make all checks payable to “UMB Bank N.A., Escrow Agent for Preferred Apartment Communities, Inc.”)

Section 2: Choose type of ownership

Non-Custodial Ownership

—	Accounts with more than one owner must have ALL PARTIES SIGN where indicated on page 3.
—	Be sure to attach copies of all plan documents for Pension Plans, Trusts or Corporate Partnerships required in section 2.

Custodial Ownership

For New IRA/Qualified Plan Accounts, please complete the form/application provided by your custodian of choice in addition to this subscription document and forward to the custodian for processing.

For existing IRA Accounts and other Custodial Accounts, information must be completed BY THE CUSTODIAN. Have all documents signed by the appropriate officers as indicated in the Corporate Resolution (which are also to be included).

Section 3: All names, addresses, dates of birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 4: Choose Dividend Allocation option

Section 6: To be signed and completed by your Financial Advisor (be sure to include CRD number for Financial Advisor and Broker Dealer Firm and the Branch Manager’s signature)

Section 7: Have ALL investors initial and sign where indicated

Section 8: All investors must complete and sign the substitute W9

PREFERRED APARTMENT COMMUNITIES, INC.
SUBSCRIPTION AGREEMENT

1.	INVESTMENT

☐ I/WE AM/ARE DIRECTORS, OFFICERS, EMPLOYEES OR OTHER INDIVIDUALS ASSOCIATED WITH THE COMPANY OR A FAMILY MEMBER OF ONE OF THE FOREGOING.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

Payment Instructions: Make all checks payable to “UMB Bank N.A., Escrow Agent for Preferred Apartment Communities, Inc.”

Number of Units purchased: ______________________	Brokerage Account No.:
Purchase price per Unit: $________________	_______________________
Aggregate purchase price: $ _____________________	(If applicable)

NOTE: Cash, cashier’s checks/official bank checks in bearer form, foreign checks, money orders, third party checks, or traveler’s checks will not be accepted.

2.	FORM OF OWNERSHIP (Please choose one option within the “Non-Custodial Ownership column, or within the “Custodial Ownership” column)

Non-Custodial Ownership	Custodial Ownership
Individual ☐	Third Party Administered Custodial Plan (new IRA accounts will require an additional application)
Joint Tenant (Joint accounts will be registered as joint tenants with rights of survivorship unless otherwise indicated) ☐	☐ IRA ☐ ROTH/IRA ☐ Simple Employee Pension (S.E.P.) ☐ IRA ☐ SIMPLE ☐ OTHER (specify) _______________________
Tenants in Common ☐	Name of Custodian: ____________________________________ Mailing Address: ______________________________________ City, State Zip: ________________________________________
TOD — Optional designation of beneficiaries for individual joint owners with rights of survivorship or tenants by the entireties. (Please complete Transfer on Death Registration Form which you can obtain from International Assets Advisory, LLC) ☐
Corporation or Partnership (Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable) ☐	Custodian Information (To be completed by Custodian above)
Uniform Gift/Transfer to Minors (UGMA/UTMA) ☐	Custodian Tax ID #: ____________________________________
Under the UGMA/UTMA of the State of _____________	Custodian Account #: ___________________________________
Pension or Other Retirement Plan (Include Plan Documents) ☐	Custodian Phone #: ____________________________________
Trust (Include title and signature pages of Trust Documents) ☐
Other ☐ ______________________________ (Include title and signature pages)
3.	INVESTOR INFORMATION (Please print name(s) in which Units are to be registered.)
A.	Individual/Trust/Beneficial Owner

First Name: __________________________________________	Middle Name: _____________________________________________
Last Name: __________________________________________	Tax ID or SS#: ____________________________________________
Street Address: _______________________________________	City: ____________________	State: ________	Zip: ___________
Date of Birth: (mm/dd/yyyy): ____/____/________
If Non-U.S. Citizen, specify Country of Citizenship: __________________________________
Daytime Phone #:________________________________________________
U.S. Driver’s License Number (if available):_________________________________________		State of Issue: _________________
Issue Date: _____________________________________________		Expiration Date: _______________
Email Address: __________________________________________________

B.	Joint Owner/Co-Trustee/Minor

First Name: __________________________________________	Middle Name: _____________________________________________
Last Name: __________________________________________	Tax ID or SS#: ____________________________________________
Street Address: _______________________________________	City: ____________________	State: ________	Zip: ___________
Date of Birth: (mm/dd/yyyy): ____/____/________
If Non-U.S. Citizen, specify Country of Citizenship: __________________________________
Daytime Phone #:________________________________________________
U.S. Driver’s License Number (if available):_________________________________________		State of Issue: _________________
Issue Date: _____________________________________________		Expiration Date: _______________
Email Address: __________________________________________________
C.	Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address: __________________________________________________________________________________________________
City: _____________________________________________________	State: __________________	Zip: ___________________
D.	Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Date of Trust: ___/__/_______

Entity Name/Title of Trust: __________________________________________________________

Tax ID Number: ___________________________________________________________________

E.	Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth: ________________________________________		________________________	________________________
City		State/Providence	Country
Immigration Status:	Permanent resident ☐	Non-permanent resident ☐	Non-resident ☐
Check which type of document you are providing:
☐ U.S. Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa	☐ Employment Authorization Document
☐ Passport without U.S. Visa
Bank Name (required): __________________________________		Account No. (required): ________________________________
☐ Foreign national identity documents
Bank address (required): _________________________________		Bank Phone No. (required):_____________________________
Number for the document checked above and country of issuance: ___________________________________________________________________
F.	Employer: ____________________________________________________________________________________ Retired: ☐

4.	DISTRIBUTIONS (Select only one; If nothing is marked, will default to “Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record” or “Mail Check to the Address of Record,” as applicable)

Complete this section to elect how to receive your dividend distributions.

IRA accounts may not direct distributions without the custodian’s approval.

I hereby subscribe for Units of Preferred Apartment Communities, Inc. and elect the distribution option indicated below:

FOR CUSTODIAL OR CLEARING FIRM/PLATFORM ACCOUNTS:

A.	____ Credit Dividend to Custodian (including IRA) or Clearing Firm/Platform of Record

FOR NON-CUSTODIAL OR NON-CLEARING FIRM/PLATFORM ACCOUNTS:

A.	____ Mail Check to the Address of Record
B.	____ Cash/Direct Deposit (Please attach a pre-printed voided check (Non-Custodian Investors only). I authorize Preferred Apartment Communities, Inc. or its agent to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify Preferred Apartment Communities, Inc. in writing to cancel it. If Preferred Apartment Communities, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution: _________________________________________________________________

Mailing Address: ____________________________________________City: _________________  State: ________  Zip:________

Account Number: ______________________________________  Your Bank’s ABA/Routing Nbr: _______________________

Your Bank’s Account Number: _______________________________

Checking Acct: _____________________________________________  Savings Acct: ___________________________________

PLEASE ATTACH COPY OF VOIDED CHECK TO THIS FORM IF FUNDS ARE TO BE SENT TO A BANK

*	The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below.

Owner Signature ________________________________________  Date ____________

Co-Owner Signature (if applicable) _________________________  Date ____________

5.	ELECTRONIC DELIVERY ELECTION

☐  Check the box if you consent to the electronic delivery of documents, including the prospectus, prospectus supplements, annual and quarterly reports, and other stockholder communication and reports. E-mail address in Section 3 is required. Please carefully read the following representations before consenting to receive documents electronically. By checking this box and consenting to receive documents electronically, you represent the following:

(a)	I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility.
(b)	I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

(c)	I acknowledge that I may receive at no cost from Preferred Apartment Communities, Inc. a paper copy of any documents delivered electronically by calling my Financial Advisor.
(d)	I understand that if the e-mail notification is returned to Preferred Apartment Communities, Inc. as “undeliverable,” a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if Preferred Apartment Communities, Inc. is unable to obtain a valid e-mail address for me, Preferred Apartment Communities, Inc. will resume sending a paper copy of its filings by U.S. mail to my address of record.
(e)	I understand that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling my Financial Advisor.
6.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell Units of Preferred Apartment Communities, Inc.

BROKER-DEALER: __________________________ Financial Advisor Name/RIA: ____________________________
Mailing Address: ____________________________________________________________________________________
City: ________________________________________ State: ___________________________ Zip: ____________________
Business No. (required) _________________________
Financial Advisor E-mail Address (required): _______________________________
Fax No.:_____________________
Broker-Dealer CRD Number: _____________________ Financial Advisor CRD Number:_________________________

☐ RIA Submission Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

I acknowledge that (1) by checking the above box or (2) if the sale of Units pursuant to this Subscription Agreement is to our directors, officers, employees and other individuals associated with us and members of their families, I WILL NOT RECEIVE A SALES COMMISSION. Further, I acknowledge that if the sale of Units pursuant to this Subscription Agreement is to a holder of interests in one or both of the Funds, I WILL RECEIVE A REDUCED SELLING COMMISSION.

The undersigned further represents and certifies that in connection with this subscription for Units, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature: ________________________________________________________  Date: ________________

Branch Manager Signature:____________________________________________________________________  Date: ________________

7. SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms her/his/its agreement to purchase the Units on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

__________	__________
Owner	Co-Owner	a) I/We have received the final prospectus of Preferred Apartment Communities, Inc.
__________	__________
Owner	Co-Owner	b) I/We accept the terms of the charter, as amended, of Preferred Apartment Communities, Inc.
__________	__________
Owner	Co-Owner	c) I/We am/are purchasing Units for my/our own account.
__________	__________
Owner	Co-Owner	d) I/We am/are in compliance with the USA PATRIOT Act and not on any governmental authority watch list.
__________	__________
Owner	Co-Owner	e) If an affiliate of Preferred Apartment Communities, Inc., I/we represent that the Units are being purchased for investment purposes only and not for immediate resale.
Owner Signature: _______________________________________________________________ Date: _______________
Co-Owner Signature: ____________________________________________________________ Date: _______________
Signature of Custodian(s) or Trustee(s) (if applicable). Current Custodian must sign if investment is for an IRA Account
Authorized Signature (Custodian or Trustee): ________________________________________ Date: _______________

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.

8.	IRS FORM W-9

To prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide a current taxpayer identification number, or TIN (or the TIN of any other payee), and certain other information by completing the form below, certifying that the TIN provided on Form W-9 is correct (or that such investor is awaiting a TIN), that the investor is a U.S. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the IRS that the investor is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the IRS has notified the investor that the investor is no longer subject to backup withholding. If the box in Part 3 is checked and a TIN is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a TIN is provided and if a TIN is not provided within 60 days, such withheld amounts will be paid over to the IRS. See the instructions included with the Form W-9 below on how to fill out the Form W-9.

Form **W-9**
(Rev. December 2011)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Give Form to the requester. Do not send to the IRS.

Print or type
See **Specific Instructions** on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:
☐ Individual/sole proprietor ☐ C Corporation ☐ S Corporation ☐ Partnership ☐ Trust/estate

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶

☐ Other (see instructions) ▶

☐ Exempt payee

Address (number, street, and apt. or suite no.)

Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I **Taxpayer Identification Number (TIN)**

Enter your TIN in the appropriate box. The TIN provided must match the name given on the "Name" line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN* on page 3.

Social security number

    –   –

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Employer identification number

   –

Part II **Certification**

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and
3. I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here **Signature of U.S. person** ▶ **Date** ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien,
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,
- An estate (other than a foreign estate), or
- A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X Form **W-9** (Rev. 12-2011)

Form W-9 (Rev. 12-2011) Page 2

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see *Special rules for partnerships* on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name/disregarded entity name" line.

Partnership, C Corporation, or S Corporation. Enter the entity's name on the "Name" line and any business, trade, or "doing business as (DBA) name" on the "Business name/disregarded entity name" line.

Disregarded entity. Enter the owner's name on the "Name" line. The name of the entity entered on the "Name" line should never be a disregarded entity. The name on the "Name" line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner's name is required to be provided on the "Name" line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on the "Business name/disregarded entity name" line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the "Name" line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the "Name" line is an LLC, check the "Limited liability company" box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter "P" for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter "C" for C corporation or "S" for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the "Name" line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the "Name" line.

Form W-9 (Rev. 12-2011) Page 3

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name/disregarded entity name" line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the "Business name/disregarded entity name," sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 [1]	Generally, exempt payees 1 through 7 [2]

[1] See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see *Limited Liability Company (LLC)* on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at *www.ssa.gov*. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/businesses* and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: *A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.*

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the "Name" line must sign. Exempt payees, see *Exempt Payee* on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

Form W-9 (Rev. 12-2011) Page 4

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5. Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
For this type of account:	**Give name and EIN of:**
7. Disregarded entity not owned by an individual	The owner
8. A valid trust, estate, or pension trust	Legal entity [4]
9. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership
12. A broker or registered nominee	The broker or nominee
13. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name and you may also enter your business or "DBA" name on the "Business name/disregarded entity" name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see *Special rules for partnerships* on page 1.

***Note.** Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: *spam@uce.gov* or contact them at *www.ftc.gov/idtheft* or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

PREFERRED APARTMENT COMMUNITIES, INC.

Series A Redeemable Preferred Stock and Warrant

SUBSCRIPTION AGREEMENT

DEPOSITORY TRUST COMPANY ("DTC") SETTLEMENT

PREFERRED APARTMENT COMMUNITIES, INC.

INSTRUCTION PAGE

We, Preferred Apartment Communities, Inc., are selling up to a maximum of 150,000 Units ($150,000,000) in connection with this offering (the “Offering”).

Your broker-dealer or registered investment advisor should MAIL properly completed and executed ORIGINAL documents to UMB Bank, National Association at the following address:

UMB Bank, National Association
1010 Grand Boulevard, 4th Floor
Mail Stop: 1020409
Kansas City, Missouri 64106
Attention: Lara Stevens, Corporate Trust
Phone: (816) 860-3017
Fax: (816) 860-3029

*For IRA Accounts, mail investor signed documents to the IRA Custodian for signatures.

Instructions to Subscribers

Section 1: Indicate investment amount

Section 2: Please make sure you include all of the information requested regarding the account with your Financial Advisor where you want delivery versus payment to occur.

Section 3: All names, addresses, dates of birth, Social Security or Tax I.D. numbers of all investors or Trustees

Section 5: To be signed and completed by your Financial Advisor (be sure to include CRD number for Financial Advisor and Broker Dealer Firm and the Branch Manager’s signature)

Section 6: Have ALL investors initial and sign where indicated

PREFERRED APARTMENT COMMUNITIES, INC.
SUBSCRIPTION AGREEMENT

1.	INVESTMENT

☐ I/WE AM/ARE DIRECTORS, OFFICERS, EMPLOYEES OR OTHER INDIVIDUALS ASSOCIATED WITH THE COMPANY OR A FAMILY MEMBER OF ONE OF THE FOREGOING.

☐ CHECK HERE IF ADDITIONAL PURCHASE AND COMPLETE NUMBER 3 BELOW.

Payment Instructions: Please deliver payment for your purchase to your Financial Advisor pursuant to their instructions.

Number of Units purchased: ______________________	Brokerage Account No.:
Purchase price per Unit: $________________	_______________________
Aggregate purchase price: $ _____________________	(If applicable)
2.	DELIVERY ACCOUNT INFORMATION (Please complete the following)

Broker-Dealer: _________________________________________________

Broker-Dealer DTCC Number: ____________________________________

Account Title: __________________________________________________

Account Number: _______________________________________________

3.	INVESTOR INFORMATION (Please print name(s) in which Units are to be registered.)
A.	Individual/Trust/Beneficial Owner

First Name: __________________________________________	Middle Name: _____________________________________________
Last Name: __________________________________________	Tax ID or SS#: ____________________________________________
Street Address: _______________________________________	City: ____________________	State: ________	Zip: ___________
Date of Birth: (mm/dd/yyyy): ____/____/________
If Non-U.S. Citizen, specify Country of Citizenship: __________________________________
Daytime Phone #:________________________________________________
U.S. Driver’s License Number (if available):_________________________________________		State of Issue: _________________
Issue Date: _____________________________________________		Expiration Date: _______________
Email Address: __________________________________________________

B.	Joint Owner/Co-Trustee/Minor

First Name: __________________________________________	Middle Name: _____________________________________________
Last Name: __________________________________________	Tax ID or SS#: ____________________________________________
Street Address: _______________________________________	City: ____________________	State: ________	Zip: ___________
Date of Birth: (mm/dd/yyyy): ____/____/________
If Non-U.S. Citizen, specify Country of Citizenship: __________________________________
Daytime Phone #:________________________________________________
U.S. Driver’s License Number (if available):_________________________________________		State of Issue: _________________
Issue Date: _____________________________________________		Expiration Date: _______________
Email Address: __________________________________________________
C.	Residential Street Address (This section must be completed for verification purposes if mailing address in section 3A is a P.O. Box)

Street Address: __________________________________________________________________________________________________
City: _____________________________________________________	State: __________________	Zip: ___________________
D.	Trust/Corporation/Partnership/Other (Trustee’s information must be provided in sections 3A and 3B)

Date of Trust: ___/__/_______

Entity Name/Title of Trust: __________________________________________________________

Tax ID Number: ___________________________________________________________________

E.	Government ID (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy.

Place of Birth: ________________________________________		________________________	________________________
City		State/Providence	Country
Immigration Status:	Permanent resident ☐	Non-permanent resident ☐	Non-resident ☐
Check which type of document you are providing:
☐ U.S. Driver’s License	☐ INS Permanent resident alien card	☐ Passport with U.S. Visa	☐ Employment Authorization Document
☐ Passport without U.S. Visa
Bank Name (required): __________________________________		Account No. (required): ________________________________
☐ Foreign national identity documents
Bank address (required): _________________________________		Bank Phone No. (required):_____________________________
Number for the document checked above and country of issuance: ___________________________________________________________________
F.	Employer: ____________________________________________________________________________________ Retired: ☐

4.	Distributions.

All distributions will be paid to the account where the Units are held on the record date for the distribution.

5.	BROKER-DEALER/FINANCIAL ADVISOR INFORMATION (All fields must be completed)

The financial advisor must sign below to complete order. The financial advisor hereby represents and warrants that he/she is duly licensed and may lawfully sell Units of Preferred Apartment Communities, Inc.

BROKER-DEALER: __________________________ Financial Advisor Name/RIA: ____________________________
Mailing Address: ____________________________________________________________________________________
City: ________________________________________ State: ___________________________ Zip: ____________________
Business No. (required) _________________________
Financial Advisor E-mail Address (required): _______________________________
Fax No.:______________________
Broker-Dealer CRD Number:_____________________ Financial Advisor CRD Number: ______________________

☐ RIA Submission Check this box to indicate whether submission is made through the Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Registered Representative of a Broker-Dealer, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Registered Representative affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

I acknowledge that (1) by checking the above box or (2) if the sale of Units pursuant to this Subscription Agreement is to our directors, officers, employees and other individuals associated with us and members of their families, I WILL NOT RECEIVE A SALES COMMISSION. Further, I acknowledge that if the sale of Units pursuant to this Subscription Agreement is to a holder of interests in one or both of the Funds, I WILL RECEIVE A REDUCED SELLING COMMISSION.

The undersigned further represents and certifies that in connection with this subscription for Units, he/she has complied with and has followed all applicable policies and procedures under his firm’s existing Anti-Money Laundering Program and Customer Identification Program.

Financial Advisor and /or RIA Signature: ________________________________________________________  Date: ________________

Branch Manager Signature:____________________________________________________________________  Date: ________________

6.	SUBSCRIBER ACKNOWLEDGEMENTS AND SIGNATURES

The undersigned hereby confirms her/his/its agreement to purchase the Units on the terms and conditions set forth herein and acknowledges and/or represents (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf) the following: (you must initial each of the representations below)

__________	__________
Owner	Co-Owner	a) I/We have received the final prospectus of Preferred Apartment Communities, Inc.
__________	__________
Owner	Co-Owner	b) I/We accept the terms of the charter, as amended, of Preferred Apartment Communities, Inc.
__________	__________
Owner	Co-Owner	c) I/We am/are purchasing Units for my/our own account.
__________	__________
Owner	Co-Owner	d) I/We am/are in compliance with the USA PATRIOT Act and not on any governmental authority watch list.
__________	__________
Owner	Co-Owner	e) If an affiliate of Preferred Apartment Communities, Inc., I/we represent that the Units are being purchased for investment purposes only and not for immediate resale.
Owner Signature: _______________________________________________________________ Date: _______________
Co-Owner Signature: ____________________________________________________________ Date: _______________
Signature of Trustee(s) (if applicable).
Authorized Signature (Trustee): ___________________________________________________ Date: _______________

WE INTEND TO ASSERT THE FOREGOING REPRESENTATIONS AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. WE HAVE THE RIGHT TO ACCEPT OR REJECT THIS SUBSCRIPTION IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS.

By executing this Subscription Agreement, the subscriber is not waiving any rights under federal or state law.